UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

MUSIC OF YOUR LIFE, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MUSIC OF YOUR LIFE, INC.
3225 McLeod Drive, Suite 100

Las Vegas, Nevada 89103

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Music of Your Life, Inc. a Florida corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) to change the name of the Company and to increase the number of authorized shares of our common and preferred stock. The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, as well as our board of directors, by written consent on June 4, 2013. We anticipate that a copy of the Definitive Information Statement will be mailed to our shareholders as of June 28, 2013. We have also attached a copy of the Restatement to this Information Statement for your reference.

The Restatement will be effected as of June 28, 2013 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about July 18, 2013. A copy of the Restated Articles of Incorporation is attached to this Information Statement as Appendix A.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving these two matters. The elimination of the need for a special meeting of stockholders to approve the Restatement is made possible by Section 607.0704 of the 2012 Florida Statutes (the “Statutes”) which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Statutes, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on June 4, 2013 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	58,510,000 shares of common stock.

The transfer agent for our common stock is Pacific Stock Transfer Company, 4045 South Spencer Street, Suite 403, Las Vegas, NV 89119.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement. The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

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RESTATEMENT OF THE ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to make the following changes:

Increase in Authorized Common Shares. We are increasing the number of our authorized shares of common stock from 100,000,000 to 500,000,000 shares.

Establish a Class of Preferred Stock. We are creating a class of Preferred Stock with 5 million authorized shares. The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

Change the name of the Company. The name of the Company will be changed to Music of Your Life, Inc. to better reflect the nature of our business.

Anti-takeover Provisions. the amended and restated Articles of Incorporation allows the board of directors to use certain anti-takeover measures to retain control of the Company. First, the board of directors may issue common stock to anyone including control persons or management to increase ownership percentages; and second, the board of directors may create different classes of preferred stock with rights and characteristics giving majority shareholder control of the Company through conversion rights, super-voting rights, or other designations with certain powers, preferences, and rights as are created by the board of directors. The board of directors of the Company has no plan or intention to implement any anti-takeover measures at this time through the issuance of common or preferred stock of the Company. The Company also has no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

These changes to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 500,000,000 shares of common stock and up to 5,000,000 shares of preferred stock having such rights, privileges, and preferences as determined by the board of directors, for consideration deemed adequate in exchange for such shares.

The Company has no plan or intention to enter into a merger, consolidation, acquisition or similar business transaction in relation to its plans to amend and restate its Articles of Incorporation.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the restated Articles of Incorporation which are filed as Appendix A and attached hereto.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 4, 2013 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Please read the footnotes to the table carefully.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Jacquie Angell(1)	10,000,000	19,112,422	29,112,422	49.76%
Marc Angell(2)	19,112,422	10,000,000	29,112,422	49.76%
George Cooper(3)	10,000,000	0	10,000,000	17.09%
Ed Wen(4)	5,000,000	0	5,000,000	8.55%
Highway 74 LP(5)	4,000,000	0	4,000,000	6.84%
All directors/director nominees and executive officers as a group (2 persons)	29,112,422	29,112,422	29,112,422	49.76%

*	Indicates less than one percent.

(1)	Shareholder and spouse of CEO/Chairman, Marc Angell. Includes 10,000,000 shares of common stock held directly, and 19,112,422 shares of common stock held indirectly through her husband, Marc Angell.
(2)	CEO/Chairman of the Board of Directors and spouse of shareholder, Jacquie Angell. Includes 19,112,422 shares of common stock held directly, and 10,000,000 of common stock held indirectly through his wife Jacquie Angell.
(3)	Shareholder. Includes 10,000,000 shares of common stock held directly. The Company has the right to purchase 900,000 shares of Mr. Cooper’s common stock for $90 if Mr. Cooper doesn’t perform in accordance with that certain Stock Purchase Agreement which requires him to contribute $1-million in capital for the Company. The Company holds the stock in escrow until Mr. Cooper performs in accordance with the Stock Purchase Agreement.
(4)	Shareholder. Includes 5,000,000 shares of common stock held directly.
(5)	Shareholder. Includes 4,000,000 shares of common stock held directly, and Mr. Chris Tagawa is the manager.

NO DISSENTER’S RIGHTS

Under the Statutes, stockholders are not entitled to dissenter’s rights of appraisal with respect to the Restatement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

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INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 3225 McLeod Drive Suite 100, Las Vegas, Nevada 89103, or by calling us at (702) 871-8535. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

OF MUSIC OF YOUR LIFE, INC.

/s/ Marc Angell

Marc Angell

President

June 19, 2013

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APPENDIX A

RESTATED ARTICLES OF INCORPORATION

Zhong Sen International Tea Company, Inc., a corporation organized and existing under the laws of the State of Florida, hereby certifies as follows:

1. The original Articles of Incorporation of the corporation were filed with the Secretary of State of Florida on January 30, 2008.

2. Pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3. These Amended and Restated Articles have been adopted and approved by the incorporator of the corporation.

4. The text of the Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION

OF

MUSIC OF YOUR LIFE, INC.

ARTICLE I. NAME

The name of the corporation is MUSIC OF YOUR LIFE, INC. (the “Corporation”).

ARTICLE II. REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Florida is CT Corporation System, 1200 South Pine Island Road, in the City of Plantation, in the State of Florida.

ARTICLE III. PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Florida Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is Two Hundred Million (200,000,000). The number of shares of Common Stock authorized to be issued is Twenty Million (20,000,000). The Preferred Stock and the Common Stock shall each have a par value of $0.001 per share.

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(A) Provisions Relating to the Common Stock. Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B) Provisions Relating to the Preferred Stock. The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article 4, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1) The number of shares constituting that series and distinctive designation of that series;

(2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8) Any other relative or participation rights, preferences and limitations of that series;

(9) If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

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ARTICLE V. BOARD OF DIRECTORS

(A) Number. The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(B) Vacancies.  Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(C) The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. LIABILITY

To the fullest extent permitted by Florida law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any amendment or repeal of this Article VII will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XIII. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Florida as the Bylaws may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE IX. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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I, THE UNDERSIGNED, being the Secretary of Music of Your Life, Inc. pursuant to Section 607.1003 and 607.1007 of the Florida Business Corporation Act, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 5th day of July, 2013.

/s/ Marc Angell
Marc Angell, Secretary

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